UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2021

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-06890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension Albany, New York	12205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 218-2550

MECHANICAL TECHNOLOGY, INCORPORATED

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2-Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 29, 2021, Soluna Holdings, Inc. (the “Company” or “SHI”), formerly Mechanical Technology, Incorporated, completed its acquisition of Soluna Computing, Inc., a Delaware Corporation (“SCI”), through the merger (the “Merger”) of SCI Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary EcoChain, Inc. (“EcoChain”), which is in turn a wholly-owned subsidiary of the Company, with and into SCI, with SCI as the surviving corporation such that SCI is now a wholly-owned subsidiary of EcoChain. The Merger was consummated pursuant to the Agreement and Plan of Merger, dated as of August 11, 2021, by and among the Company, Merger Sub, and SCI (the “Merger Agreement”). In connection with the Merger, the Company changed its name from Mechanical Technology, Incorporated to Soluna Holdings, Inc., effective November 2, 2021.

As a result of the Merger, each share of common stock of SCI issued and outstanding immediately prior to the effective time of the Merger, other than shares of SCI common stock owned by SCI, Merger Sub, the Company , or any of their subsidiaries, was cancelled and converted into the right to receive a proportionate share of up to 2,970,000 shares (the “Merger Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), payable upon the achievement of certain milestones within five years after the effective date in the Merger, as set forth in the Merger Agreement and the schedules thereto. Based on the closing sales price of the Common Stock on the Nasdaq Capital Market on October 29, 2021, assuming the issuance of all of the Merger Shares, the aggregate merger consideration would have a value of approximately $34.8 million.

Also as a result of the Merger, the employees of SCI became employees of, or in one case a consultant to, EcoChain pursuant to employment agreements EcoChain entered into as of October 29, 2021, with such employees and a consulting agreement EcoChain entered into as of October 29, 2021, with an entity wholly-owned by the consultant and his wife.

In addition, as the result of the approval by the Company’s stockholders of the issuance of such shares at its special meeting of stockholders held on October 29, 2021, as set forth in Item 5.07 of this report, pursuant to the Termination Agreement dated as of August 11, 2021 (the “Termination Agreement”), by and among the Company, EcoChain, and HEL, on November 5, 2021, SHI will issue to HEL 150,000 shares of Common Stock and EcoChain will pay HEL $725,000 and reimburse it $75,000 for transaction-related fees and expense, and the existing Operating and Management Agreements between HEL and EcoChain will be terminated in all respects. In addition, pursuant to the terms of the Termination Agreement, on November 5, 2021, HEL and SHI will enter into an Amended and Restated Contingent Rights Agreement that, among other things, will amend the existing Contingent Rights Agreement by and between HEL and the Company, dated January 13, 2020, to provide SHI the right to invest directly in certain cryptocurrency mining opportunities being pursued by HEL.

A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1.

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Voting Agreement by and among SCI US Holdings LLC, a Delaware limited liability company and, immediately prior to the effective time of the Merger, the sole stockholder of SCI (“Soluna Parent”), the Company, and Brookstone Partners Acquisition XXIV, LLC, a Delaware limited liability company (“Brookstone XXIV”), the execution of which was a condition to the closing of the Merger, upon the effectiveness of the Merger on October 29, 2021, the Company’s Board of Directors elected John Belizaire, who served as Chief Executive Officer and a director of SCI until the effective time of the Merger, a director of HEL, and now President and Chief Executive Officer of EcoChain pursuant to the employment agreement described below, and John Bottomley, a director of HEL and a director of SCI until the effective time of the Merger, to the Company’s Board of Directors. The Company’s Board of Directors has not yet determined on which committees of the Board of Directors these individuals will serve. As directors, Messrs. Belizaire and Bottomley are entitled to compensation in such capacity on the same basis as the Company’s other directors. Currently, each non-employee director of the Company receives cash compensation of $10,000 per year, with additional consideration for the lead independent director of $5,000 per year (as an employee of EcoChain, Mr. Belizaire will not receive these payments). Directors are also eligible for equity grants as may be authorized by the compensation committee of the Company’s Board of Directors.

Material Relationships and Transactions

Mr. Belizaire is the beneficial owner of 1,317,567 shares of common stock of HEL and 102,380 Class Seed Preferred shares, which are convertible into 86,763 shares of common stock of HEL. Mr. Belizaire also owns interest in HEL indirectly through his 5.0139% interest of Tera Joule, LLC’s 965,945 Class Seed Preferred shares, which are convertible into 818,596 shares of common stock of HEL. These interests give him an approximate 10.2% ownership interest in HEL, assuming the conversion of all outstanding preferred shares of HEL into shares of common stock in accordance with their terms. Mr. Bottomley is the beneficial owner of 32,052, or less than 1.0%, of the outstanding shares of common stock of HEL, based on his ownership of options to purchase shares of common stock that are currently exercisable or that become exercisable within 60 days of the date of this report. Messrs. Belizaire and Bottomley are also directors of HEL.

Mr. Belizaire owns 2,762.123 Class C Common Units and 102.380 Class Seed Preferred Units, which are convertible into 86.763 Class C Common Units, of SCI US Holdings LLC, giving him a total ownership interest in SCI US Holdings of approximately 15.942%, assuming the conversion of all outstanding preferred units of SCI US Holdings LLC into Class C Common Units in accordance with their terms. Mr. Bottomley is the beneficial owner of 96.189, or less than 1.0%, of the outstanding number of Class C Common Units of SCI US Holdings LLC.

On January 13, 2020, EcoChain entered into an Operating and Management Agreement with HEL. Pursuant to such agreement, HEL assisted the Company, and later EcoChain, in developing, and is now operating, EcoChain’s cryptocurrency mining facility located in Washington State. In that regard, on May 21, 2020, EcoChain acquired the intellectual property of GigaWatt, Inc. (“GigaWatt”) and certain other property and rights of GigaWatt associated with GigaWatt’s operation of a crypto-mining operation located in Washington State. The acquired assets formed the cornerstone of EcoChain’s current cryptocurrency mining operation. On October 22, 2020, EcoChain loaned HEL $112,000 to acquire additional assets from the bankruptcy trustee for GigaWatt’s assets. On the same day, HEL transferred title of the assets to EcoChain, which under the terms thereof paid off the note. Pursuant to this agreement, EcoChain paid HEL $150,000 in 2020 and $118,000 to date during 2021. Based on his ownership interests in HEL, and assuming the conversion of all outstanding preferred shares of HEL into shares of common stock, Mr. Belizaire’s interest in these payments were approximately $15,281.55 in 2020 and $12,021.4 to date during 2021.

On November 19, 2020, EcoChain and HEL entered into a second Operating and Management Agreement related to a potential location for a cryptocurrency mine in the Southeast United States. In accordance with the terms of this agreement, EcoChain paid HEL $150,000 in 2020 and $200,000 to date during 2021. Based on his ownership interests in HEL, and assuming the conversion of all outstanding preferred shares of HEL into shares of common stock, Mr. Belizaire’s interest in these payments were approximately $15,281.55 in 2020 and $20,375.40 to date during 2021.

On December 1, 2020, EcoChain and HEL entered into a third Operating and Management Agreement with respect to a potential location for a cryptocurrency mine in the Southwestern United States. In accordance with the terms of this agreement, EcoChain paid HEL $38,000 during 2020 in relation to one-time fees; this target location did not meet the business requirements to continue pursuing the potential acquisition, and as a result EcoChain will not make any further payments to HEL under this agreement. Based on his ownership interests in HEL, and assuming the conversion of all outstanding preferred shares of HEL into shares of common stock, Mr. Belizaire’s interest in this payment was approximately $3,871.33.

On February 8, 2021, EcoChain and HEL entered into a fourth Operating and Management Agreement related to a potential location for a cryptocurrency mine in the Southeast United States. In accordance with the terms of this agreement, EcoChain has paid HEL $544,000 to date during 2021. Based on his ownership interests in HEL, and assuming the conversion of all outstanding preferred shares of HEL into shares of common stock, Mr. Belizaire’s interest in these payments was approximately $55,421.09.

Each Operating and Management Agreement, among other things, requires that HEL provide project sourcing services to EcoChain, including acquisition negotiations and establishing an operating model, investments/financing timeline, and project development path, as well as developmental and operational services, as directed by EcoChain, with respect to the applicable cryptocurrency mining facility in exchange for EcoChain’s payment to HEL of a one-time management fee ranging from $65,000 to $350,000 and profit-based success payments in the event that EcoChain achieves explicit profitability thresholds. Once aggregate earnings before interest, taxes, depreciation, and amortization of the applicable mine exceeds the total amount of funding provided by EcoChain to HEL (whether pursuant to the applicable agreement or otherwise) for the purposes of creating, developing, assembling, and constructing the mine, HEL is entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation, and amortization of the mine. Based on his ownership interests in HEL, and assuming the conversion of all outstanding preferred shares of HEL into shares of common stock, Mr. Belizaire will have a percentage interest equal to 10.2% in any such management fee and success payments.

In addition to the relationships described above, pursuant to a purchase agreement it entered into with HEL simultaneously with entering into the initial Operating and Management Agreement, the Company purchased an aggregate of 238,095 Class A Preferred Shares of HEL for an aggregate purchase price of $750,000. As of the date of this report, SHI owns 53.3% of the HEL Class A Preferred Shares and 1.79% of the total equity ownership interests of HEL. SHI also has the right, but not the obligation, to purchase additional equity securities of HEL and its subsidiaries (including additional Class A Preferred Shares of HEL) if HEL secures certain levels or types of project financing with respect to its own wind-power generation facilities. Each preferred share may be converted at any time and without payment of additional consideration into shares of HEL common stock. SHI has additionally entered into a Side Letter Agreement, dated January 13, 2020, with Soluna Technologies Investment I, LLC, a Delaware limited liability company that owns 59.9% of the equity of HEL (or 57.9% on a fully diluted basis), and is controlled by Michael Toporek, SHI’s Chief Executive Officer and an SHI director. The Side Letter Agreement provides for the transfer to SHI of additional Class A Preferred Shares of HEL, without the payment of any consideration by SHI, in the event that HEL issues additional equity below agreed-upon valuation thresholds.

In addition, several of HEL’s and Soluna Parent’s equity holders are affiliated with Brookstone Partners, LLC, the investment firm that holds an equity interest in SHI through Brookstone XXIV; as of the date of this report, Brookstone XXIV owns 3,750,000 shares of Common Stock, or 27.3% of the outstanding shares of Common Stock.

Employment Agreement with John Belizaire

Pursuant to the Merger, EcoChain and John Belizaire entered into an employment agreement, dated as of October 29, 2021, pursuant to which Mr. Belizaire serves as President and Chief Executive Officer of EcoChain. The employment agreement provides for an initial term beginning on October 29, 2021, the effective date of the Merger, and ending 36 months thereafter and, unless either party provides written notice that the agreement will not be renewed, will be automatically renewed for an additional 12-month period on the third and each subsequent anniversary date of the effective date of the Merger.

The agreement provides for an annual base salary of $350,000, an annual cash performance bonus of up to $175,000, an annual grant of restricted stock units (“RSUs”) with an aggregate grant date fair value of up to $175,000, and a one-time “sign-on” grant of RSUs with a value equal to $811,410. The amount of the annual performance bonus Mr. Belizaire will actually receive will be based on his attainment of company and/or personal performance objectives (“key performance objectives”) approved by the Company’s Board of Directors with respect to Mr. Belizaire for each calendar year, with the performance bonus prorated on a proportionate basis if he achieves at least 75%, but less than 100%, of the applicable key performance objectives.

Each annual RSU award will vest on a proportionate basis if Mr. Belizaire achieves at least 75% of his applicable key performance objectives, with the RSUs becoming fully vested if he achieves 100% of such key performance objectives.

The agreement provides that the Company will issue the RSUs constituting the one-time sign-on grant within 60 days following the effective date of the Merger, or December 28, 2021, subject to Mr. Belizaire’s continued employment on the date of issuance, and they were issued on October 29, 2021, the effective date of the Merger. One-third of such RSUs will vest on the 12-month anniversary of the date of grant, or October 29, 2022, with one-twenty-fourth of the remaining two-thirds vesting upon the last day of each complete month after October 29, 2022, in each case assuming that Mr. Belizaire is still providing services to EcoChain in the capacity of an employee, officer, director, consultant, or advisor on the applicable vesting date.

Any unvested RSUs will become fully vested upon the termination of Mr. Belizaire’s employment by EcoChain without Cause or by Mr. Belizaire for Good Reason, or upon a Change of Control, each as defined in the agreement.

The agreement also provides that it will terminate immediately upon Mr. Belizaire’s death or the determination that he is Disabled, as defined in the agreement. In addition, EcoChain may terminate Mr. Belizaire’s employment for or other than for Cause and Mr. Belizaire may terminate his employment for or other than for Good Reason. If EcoChain terminates Mr. Belizaire’s employment other than for Cause or Mr. Belizaire terminates his employment for Good Reason, then in addition to any accrued salary and other payments and benefits earned to date, assuming Mr. Belizaire has executed and delivered to EcoChain a general release of claims and does not revoke or breach any provision thereof, he will receive: (i) a severance payment equal to his then-current base salary for a period of six-months; (ii) any amount of his performance bonus earned for the most recently-completed calendar year based on attainment of the applicable key performance objectives for such year, to the extent unpaid as of his termination date; (iii) any amount of his performance bonus earned for the current calendar year based on attainment of the applicable key performance objectives for such year, prorated based on the number of days Mr. Belizaire was employed during such year; and (iv) if he is eligible for and elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), continued copayment by EcoChain for Mr. Belizaire’s coverage under EcoChain’s group health plan during the 18-month period following the termination of his employment to the same extent that it was paying for such coverage immediately prior to his termination.

Pursuant to the employment agreement, EcoChain and Mr. Belizaire entered into a proprietary rights and restrictive covenants agreement that contains provisions with respect to safeguarding EcoChain’s proprietary and confidential information, as well as non-solicitation and non-compete provisions.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Friday, October 29, 2021, the Company held a special meeting of its stockholders (the “Special Meeting”). There were 9,235,589 shares of Common Stock represented in person or by proxy at the Special Meeting, constituting approximately 72.72% of the outstanding shares of Common Stock on August 30, 2021, the record date for the Special Meeting, and establishing a quorum. The matters voted upon at the Special Meeting and the results of such voting are set forth below.

 Proposal One: Approval of the Merger Agreement and the Merger.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,139,196	81,949	14,444	-

Disregarding the shares of Common Stock held by Brookstone XXIV, the only stockholder that is an “interested stockholder,” as defined in Chapter 78 of Nevada Revised Statutes, of the Company or SCI, pursuant to the terms of the Merger Agreement requiring approval by a vote of holders of at least a majority of the outstanding shares of Common Stock held by persons that are not “interested stockholders,” 5,389,196 shares were voted “For” approval of the Merger Agreement and the Merger (with no change in the number of shares voted “Against” or that abstained from voting).

The Merger Agreement and the Merger were approved.

Proposal Two:  Approval of the Company’s issuance of up to 2,970,000 shares of Common Stock in the Merger, pursuant to the terms of the Merger Agreement and payable upon the achievement of certain milestones.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,125,161	102,096	8,332	-

The issuance of the Merger Shares was approved.

Proposal Three: Approval of the issuance by the Company of 150,000 shares of Common Stock pursuant to the Termination Agreement.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,085,428	139,517	10,644	-

The Company’s issuance of 150,000 shares of Common Stock pursuant to the Termination Agreement was approved.

Proposal Four: Approval of the issuance by the Company of restricted stock units and the underlying shares of Common Stock to four employees of SCI who will become employees of or consultants to EcoChain in the Merger, pursuant to employment or consulting agreements to be entered into between (or with respect to) each such employee and EcoChain.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,062,926	138,465	34,198	-

The issuance of restricted stock units and the underlying shares of Common Stock pursuant to the employment or consulting agreements was approved.

Proposal Five: Approval of the adoption of the Company’s Amended and Restated 2021 Stock Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
8,744,208	450,251	41,130	-

The adoption of the Amended and Restated 2021 Stock Incentive Plan was approved.

Proposal Six: Approval of an amendment to Article One of the Company’s Articles of Incorporation, as amended, for the purpose of changing its name from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.,” contingent on and upon the consummation of the Merger.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,126,908	75,227	33,454	-

The amendment to the articles of incorporation to effect the proposed name change was approved.

Proposal Seven: Approval of the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the above-described matters to be voted on at the Special Meeting.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,079,111	145,559	10,919	-

The proposal to adjourn the Special Meeting, if necessary, to permit the further solicitation of proxies in the event that there were not sufficient votes at the time of the meeting to approve the matters to be voted on at the Special Meeting was approved.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on November 2, 2021

99.1	Press release dated November 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2021	SOLUNA HOLDINGS, INC.

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer